Exhibit 99.1

PRESS RELEASE                                                     SOURCE: WPCS International Incorporated

WPCS Reports FY2006 and 4th Quarter Results

EXTON, PA — (PR Newswire-First Call) - July 27, 2006) WPCS International Incorporated (Nasdaq: WPCS) has reported its financial results for the fiscal year and fourth quarter ended April 30, 2006. For the fiscal year ended April 30, 2006, WPCS reported total revenue of approximately $52.1 million compared to $40.1 million for the same period a year ago, which represents an increase of approximately 30%. For the year ended April 30, 2006, non-GAAP net income was approximately $2.5 million or $0.58 per diluted share, compared to a non-GAAP net loss of $85,000 or $0.03 per share for the same period a year ago.

For the fourth quarter ended April 30, 2006, WPCS reported total revenue of approximately $13.9 million compared to $11.1 million for the same period a year ago, which represents an increase of approximately 25%. For the fourth quarter ended April 30, 2006, non-GAAP net income was approximately $688,000 or $0.14 per diluted share, compared to a non-GAAP net loss of approximately $296,000 or $0.08 per share for the same period last year.

From a GAAP perspective, the fourth quarter ended April 30, 2006 generated net income of approximately $8.0 million or $1.62 per diluted share, which includes a non-cash gain of approximately $7.3 million related to accounting for warrant liabilities under EITF 00-19. For the same period in the prior year, the reported net income was approximately $2.0 million or $0.51 per share, which included a non-cash gain of approximately $2.3 million related to accounting for warrant liabilities under EITF 00-19. For FY2006, the company reported a net loss of approximately $1.6 million or $0.40 per share, which includes a non-cash loss of approximately $4.1 million related to accounting for warrant liabilities under EITF 00-19. For the same period in the prior year, the reported net income was $1.3 million or $0.49 per share, which also included a non-cash gain of approximately $1.4 million related to accounting for warrant liabilities under EITF 00-19.

Andrew Hidalgo, CEO of WPCS International Incorporated, commented: “FY2006 was a very successful year for the company. From a non-GAAP perspective, we achieved the projected EPS target of $0.58 for the year and reached new highs in revenue and earnings. Although we had to comply with the accounting issues caused by EITF 00-19, which generated significant non-cash charges, we were able to eliminate these non-cash charges going forward and post a substantial credit in the fourth quarter. Addressing EITF 00-19 has overshadowed what has been a very successful year for WPCS and has caused some confusion for our investors. However, it is important for our investors to know that these charges and credits were non-cash related and do not affect the financial health of WPCS. It is all behind us and now we can focus on FY2007, which we believe will be our most successful year thus far.”

About WPCS International Incorporated:

WPCS provides design-build engineering services for specialty communication systems and wireless infrastructure including site design, product integration and project management. The company has an extensive customer base that includes corporations, government entities and educational institutions. For more information, please visit the website at www.wpcs.com.

Statements about the company's expectations, including revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

Contact:

Heather Tocket / Corporate Communications Manager
WPCS International Incorporated
610-903-0400 x102
ir@wpcs.com

WPCS INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended		(Unaudited) Three Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
		(Note 1)		(Note 1)

REVENUE	$52,144,575	$40,148,233	$13,901,504	$11,132,837

COSTS AND EXPENSES:
Cost of revenue	38,010,945	32,445,470	10,284,208	9,008,148
Selling, general and administrative expenses	9,191,392	7,032,504	2,358,446	2,271,896
Depreciation and amortization	837,789	682,397	204,395	251,959

Total costs and expenses	48,040,126	40,160,371	12,847,049	11,532,003

OPERATING INCOME (LOSS)	4,104,449	(12,138)	1,054,455	(399,166)

OTHER EXPENSE (INCOME):
Interest expense	256,022	31,865	73,590	12,125
Interest income	(121,720)	(10,817)	(68,984)	(6,048)
Loss (gain) on change in fair value of warrants	4,078,494	(1,414,263)	(7,327,920)	(2,254,762)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(108,347)	1,381,077	8,377,769	1,849,519

Income tax provision	1,515,773	52,096	362,000	(109,640)

NET INCOME (LOSS)	($1,624,120)	$1,328,981	$8,015,769	$1,959,159

Basic net income (loss) per common share	($0.40)	$0.50	$1.75	$0.51

Diluted net income (loss) per common share	($0.40)	$0.49	$1.62	$0.51

Basic weighted average number of common shares outstanding	4,057,940	2,679,529	4,577,557	3,821,385

Diluted weighted average number of common shares outstanding	4,057,940	2,729,866	4,943,810	3,830,846

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
ASSETS	2006	2005

CURRENT ASSETS:
Cash and cash equivalents	$12,279,646	$989,252
Accounts receivable, net of allowance of $104,786 and $75,786 at April 30, 2006 and 2005, respectively	12,141,789	9,907,316
Costs and estimated earnings in excess of billings on uncompleted contracts	1,441,977	908,955
Inventory	1,204,540	885,624
Prepaid expenses and other current assets	286,625	536,331
Deferred income taxes	78,000	62,000
Total current assets	27,432,577	13,289,478

PROPERTY AND EQUIPMENT, net	1,352,216	1,560,271

CUSTOMER LISTS, net	864,388	1,158,388

GOODWILL	14,239,918	13,961,642

DEBT ISSUANCE COSTS, net	111,091	-

DEFERRED INCOME TAXES	51,000	50,000

OTHER ASSETS	71,128	156,932

Total assets	$44,122,318	$30,176,711

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)

	April 30,	April 30,
LIABILITIES AND SHAREHOLDERS' EQUITY	2006	2005
		(Note 1)
CURRENT LIABILITIES:
Borrowings under line of credit	$-	$382,281
Current portion of capital lease obligation	-	2,073
Current portion of loans payable	231,065	187,420
Accounts payable and accrued expenses	4,989,861	5,338,813
Billings in excess of costs and estimated earnings on uncompleted contracts	1,213,364	1,204,491
Due to shareholders	381,377	915,290
Income taxes payable	420,066	24,790
Deferred income taxes	21,000	139,000
Total current liabilities	7,256,733	8,194,158

Borrowings under line of credit	3,000,000	-
Loans payable, net of current portion	256,692	261,455
Due to shareholders, net of current portion	514,623	927,005
Deferred income taxes	531,000	439,000
Warrant liability	-	1,994,570
Total liabilities	11,559,048	11,816,188

COMMITMENTS AND CONTINGENCIES

COMMON STOCK WITH REGISTRATION RIGHTS:
Common stock subject to continuing registration, $0.0001 par value, 2,083,887 shares
issued and outstanding at April 30, 2005	-	5,732,116

SHAREHOLDERS' EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-

Common stock - $0.0001 par value, 75,000,000 shares authorized, 5,264,284 and 1,737,498 shares issued and outstanding at April 30, 2006 and 2005, respectively	526	174
Additional paid-in capital	33,525,130	11,966,499
Retained earnings (accumulated deficit)	(962,386)	661,734

Total shareholders' equity	32,563,270	12,628,407

Total liabilities and shareholders' equity	$44,122,318	$30,176,711

Note 1: Certain reclassifications have been made to prior period financial statements to conform to current presentation.

Reconciliation of Non-GAAP Financial Measure (Unaudited)

(1) Reconciliation of Non-GAAP Net Income:

Non-GAAP net income is defined as net income (loss), as reported plus non-cash loss (gain) on fair value of warrants. Our measure of non-GAAP net income may not be comparable to similarly titled measures of other companies. The loss (gain) on fair market value of warrants represents the non-cash change in the fair value of certain warrants during the period. This non-cash loss (gain) has no impact on our cash flows or cash resources.

		Year Ended		Three Months Ended
		April 30,		April 30,
		2006	2005	2006	2005

NET INCOME (LOSS), as reported		($1,624,120)	$1,328,981	$8,015,769	$1,959,159

Plus:	Loss (gain) on change in fair value of warrants	4,078,494	(1,414,263)	(7,327,920)	(2,254,762)

NET INCOME (LOSS), Non-GAAP		$2,454,374	($85,282)	$687,849	($295,603)

Basic net income (loss) per common share, Non-GAAP		$0.60	($0.03)	$0.15	($0.08)

Diluted net income (loss) per common share, Non-GAAP		$0.58	($0.03)	$0.14	($0.08)

Basic weighted average number of common shares outstanding		4,057,940	2,679,529	4,577,557	3,821,385

Diluted weighted average number of common shares outstanding		4,202,772	2,679,529	4,943,810	3,821,385